EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated February 27, 2004 accompanying the financial statements of USURF America, Inc., also incorporated by reference in the Form S-8 Registration Statement of USURF America, Inc.


/s/ Hein & Associates, LLP
--------------------------
HEIN & ASSOCIATES LLP


Denver, Colorado
January 24, 2005